UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2010

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 25, 2010, Cell Therapeutics, Inc. (the “Company”) entered into agreements in connection with (i) a private offering of 4,060 shares of Series 6 preferred stock, no par value per share, together with warrants to purchase an aggregate of 5.8 million shares of the Company’s common stock, no par value (the “Series 6 Financing”) and (ii) an exchange of certain existing warrants for new warrants. The transactions are scheduled to close on or about July 27, 2010, subject to the satisfaction of customary closing conditions.

Series 6 Financing

On July 25, 2010, the Company entered into a privately negotiated Securities Purchase Agreement (the “Series 6 Purchase Agreement”) with the purchaser thereunder (the “Series 6 Purchaser”). Pursuant to the Series 6 Purchase Agreement, the Company agreed to issue to the Series 6 Purchaser, in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), (i) 4,060 shares of Series 6 preferred stock and (ii) warrants to purchase an aggregate of 5.8 million shares of common stock, for an aggregate offering price of $4.06 million.

The Series 6 preferred stock will be convertible initially into 11.6 million shares of common stock at a conversion price of $0.35 per share. The Series 6 preferred stock will be convertible by the holder at any time following July 27, 2009, the record date for the 2010 annual meeting of shareholders of the Company. The Series 6 preferred stock will convert automatically if 1,000 or less shares are outstanding or if the Board of Directors of the Company determines to do a reverse stock split with respect to shares of common stock for good faith business reasons. The Series 6 preferred stock will not be redeemable and will vote with the common stock on an as-converted basis. Except to the extent of dividends on the common stock and certain other securities, no dividends will be paid on the Series 6 preferred stock. The Series 6 preferred stock will have a liquidation preference equal to its initial stated value of $1,000 per share plus the amount of accrued and unpaid dividends, if any.

The warrants will be exercisable at any time on or after the six month and one day anniversary of the date of initial issuance and on or before the four year, six month and one day anniversary of the date of initial issuance, provided that the warrants will not be exercisable unless and until (i) the Company amends its amended and restated articles of incorporation to increase the authorized shares of common stock available for issuance thereunder by 400 million shares after receiving shareholder approval thereof or (ii) the Company notifies the holders of the warrants that shares of common stock have otherwise become available and are reserved for issuance upon exercise of the warrants. In the event that shares of common stock otherwise become available for reservation following the date of initial issuance of the warrants, the Company will reserve all or a portion of such shares for issuance upon exercise of the warrants, provided that (i) the foregoing obligation does not apply to shares of common stock reserved pursuant to the Company’s equity incentive plans, (ii) if shares of common stock must be reserved pursuant to the terms of any outstanding warrants to purchase common stock issued on or about May 27, 2010, shares must be reserved for issuance upon the exercise of those warrants in priority to the reservation of shares for issuance upon the exercise of the warrants issued pursuant to the Series 6 Financing and (iii) any such shares that become available shall be reserved pro rata among all warrants originally issued on or about July 27, 2010 (or in exchange or substitution therefor) and any other warrants that otherwise have a substantially similar reservation provision. The initial exercise price for the warrants will be $0.42 per share.

Pursuant to the Series 6 Purchase Agreement, the Series 6 Purchaser agreed not to transfer its Series 6 preferred stock until after July 27, 2009, the record date for the annual meeting of shareholders of the Company scheduled to be held on September 16, 2010.

Warrant Exchange Agreement

On July 25, 2010, the Company entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with an accredited investor (the “Holder”) to exchange existing warrants to purchase an aggregate of 4.32 million shares of the Company’s common stock at an exercise price of $1.18 per share for new warrants to purchase the same number of shares of common stock at an exercise price of $0.42 per share. In connection with such exchange, the Holder will give up the requirement in its existing warrants that the Company reserve shares underlying its warrants. The exchange will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

The new warrants to be issued pursuant to the Exchange Agreement will be in substantially the same form as the warrants that the Company agreed to issue pursuant to the Series 6 Purchase Agreement.

This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy the Series 6 preferred stock (including the shares of common stock into which the Series 6 preferred stock is convertible) or the warrants (including the shares of common stock into which the warrants are convertible) (all of such securities collectively, the “Securities”), nor shall there be any offer, solicitation or sale of the Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading prices of the Company’s securities. The risks and uncertainties include the risk that the purchase and sale of some or all of the Securities might not be consummated, the risk that the Company may not receive shareholder approval of an increase in the authorized shares available for issuance pursuant to its amended and restated articles of incorporation, and other risk factors listed or described from time to time in the Company’s filings with the SEC, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this Current Report on Form 8-K upon further developments.

Item 3.02	Unregistered Sales of Equity Securities.

On July 25, 2010, the Company agreed, pursuant to the Series 6 Purchase Agreement, to issue, in a private offering to an accredited investor pursuant to Section 4(2) of the Securities Act, (i) 4,060 shares of Series 6 preferred stock, which will be convertible initially into 11.6 million shares of common stock, and (ii) warrants to purchase an aggregate of 5.8 million shares of common stock, for an aggregate offering price of $4.06 million.

On July 25, 2010, the Company agreed, pursuant to the Exchange Agreement between the Company and an accredited investor, to exchange existing warrants to purchase an aggregate of 4.32 million shares of the Company’s common stock for new warrants to purchase the same number of shares of common stock. The exchange will be exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

On July 25, 2010, the Company agreed to issue warrants to purchase an aggregate of 348,000 shares of the Company’s common stock to a placement agent as partial compensation for its services in connection with the Series 6 Financing. The warrants to be issued to the placement agent will be substantially the same as the warrants issued in the Series 6 Financing. The issuance will be exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

Additional information, including the terms of conversion of the Series 6 preferred stock and the terms of exercise of the warrants, is provided in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Items.

On July 26, 2010, the Company issued a press release announcing that it had entered into an agreement to sell approximately $4.06 million of securities to an accredited investor in a private offering pursuant to Section 4(2) of the Securities Act of 1933, as amended. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 26, 2010 entitled “Cell Therapeutics, Inc. Announces Private Offering of $4.06 Million of Securities.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: July 26, 2010	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 26, 2010 entitled “Cell Therapeutics, Inc. Announces Private Offering of $4.06 Million of Securities.”